Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

Law Debenture Trust Company of New York
(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S.	(I.R.S. Employer Identification
national bank)	Number)

767 Third Avenue, 31st Floor	10017
(Address of principal executive offices)	(Zip Code)

Law Debenture Trust Company of New York, 767 Third Avenue, 31st Floor
New York, NY 10017, (212) 750-7464
(Name, address and telephone number of agent for services)

Kabel Deutschland GmbH (as issuer)
Kabel Deutschland Vertrieb und Service GmbH & Co. KG (as Guarantor)
(Exact name of obligor as specified in its charter)

Germany	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Beta Strasse 6-8, Unterfohring	85774
(Address of principal executive offices)	(Zip Code)

€250,000,000 10.750% Senior Notes due 2014
$610,000,000 10.625% Senior Notes due 2014
(Title of the indenture securities)

Item 1. General information.

Furnish the following information as to the trustee-

a.               Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, NY
10006, and Albany, NY 12203

b.               Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.               A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-133414, which is incorporated by reference).

2.               A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.  (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-133414, which is incorporated by reference).

3.               A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 333-133414, which is incorporated by reference).

4.               The consents of the Trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-133414, which is incorporated by reference).

5.               A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. (see Exhibit 5 to Form T-1 filed in connection with Registration Statement No. 333-133414, which is incorporated by reference).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 18th day of August 2006.

Law Debenture Trust Company of New York
(Trustee)

By:	/s/ Patrick Healy
Patrick J. Healy
Vice President